Exhibit 10.1

FOURTH AMENDMENT TO ROYALTY AGREEMENT

This FOURTH AMENDMENT TO ROYALTY AGREEMENT (“Agreement”) is made and entered into effective May 1, 2017, by and among CARRABBA’S ITALIAN GRILL, LLC (successor to Carrabba’s Italian Grill, Inc.), a Florida limited liability company having its principal office located at 2202 N. West Shore Blvd., Suite 500, Tampa, Florida 33607 (“CIGI”), OSI RESTAURANT PARTNERS, LLC (as successor to OSI Restaurant Partners, Inc.), a Delaware limited liability company having its principal office located at 2202 N. West Shore Blvd., Suite 500, Tampa, Florida 33607 (“OSI”), MANGIA BEVE, INC., a Texas corporation having its principal office at 3131 Argonne Street, Houston, Texas 77098 (“MBI”), MANGIA BEVE II, INC., a Texas corporation having its principal office at 3131 Argonne Street, Houston, Texas 77098 (“MBI2”), ORIGINAL, INC. (formerly Carrabba, Inc.), a Texas corporation having its principal office at 3131 Argonne Street, Houston, Texas 77098 (“CI”), VOSS, INC. (formerly Carrabba Woodway, Inc.), a Texas corporation having its principal office at 3131 Argonne Street, Houston, Texas 77098 (“CWI”), JOHN C. CARRABBA III, an individual residing in the state of Texas (“Johnny Carrabba”), DAMIAN C. MANDOLA, an individual residing in the state of Texas (“Damian Mandola”) and JOHN C. CARRABBA, Jr., an individual residing in the state of Texas (“John C. Carrabba Jr.”).

RECITALS

A.
The parties entered into that certain Royalty Agreement dated April 1995, as amended by: (i) First Amendment to Royalty Agreement dated January 1997, (ii) Second Amendment to Royalty Agreement dated April 7, 2010, and (iii) Third Amendment to Royalty Agreement dated effective June 1, 2014 (as may be further amended and revised, the “Royalty Agreement”); and

B.
The parties desire to further amend the Royalty Agreement to: (i) exclude delivery sales from the definition of Net Restaurant Sales, (ii) provide for a fixed royalty percentage for delivery sales, and (iii) remove such delivery sales from the sales volumes used to calculate Restaurant royalty rates (iv) remove the requirement to develop additional restaurants, as set forth in Section 8.6 of the Royalty Agreement.

Now therefore, intending to be legally bound, in consideration for the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to Section 1.14. Section 1.14 of the Royalty Agreement is hereby amended by adding thereto a clause (d) to read as follows:

(d) The term “U.S. Restaurant” shall mean a Restaurant located in the U.S. regardless of when first opened.

2.	Amendment to Section 1.17. Section 1.17 of the Royalty Agreement is hereby amended in its entirety to read as follows:

1.17    Net Sales. The term “Net Sales” shall mean, with respect to any U.S. Restaurant, all Net Sales, all Net Lunch Sales and all Net Delivery Sales, collectively, at or from such U.S. Restaurant.

3.	New Section 1.21. There is hereby added to the Royalty Agreement a new Section 1.21 to read as follows:

1.21    Net Delivery Sales. The term “Net Delivery Sales” shall mean, with respect to any U.S. Restaurant, all monetary compensation received for the sale of all products that are delivered to a location other than the Restaurant, whether delivery is made by Carrabba’s employees or by a third party, whether for cash or credit and regardless of collection in the case of credit, including the face value of gift certificates redeemed by customers, reduced by (i) delivery fees, service charges, booking fees or similar charges regardless of whether charged to the customer or paid to a third party delivery service, (ii) discounts and complimentary food and beverages, (iii) sales and other taxes and surcharges collected for transmittal to taxing authorities, (iv) revenue received from the sale of gift certificates and (v) revenue from catering activities done for charitable, marketing or community involvement purposes. For the avoidance of doubt, with respect to clause (i) above, in the case of third party delivery services that receive the sale proceeds and remit a portion to the Restaurant after withholding the fees described in clause (i), the monetary compensation shall be the amount paid to the Restaurant by the third-party delivery service.

4.
Amendment to Section 1.10. Section 1.10 of the Royalty Agreement (definition of Net Restaurant Sales) is hereby amended by deleting the last sentence thereof and substituting in its place the following sentence:

Notwithstanding the foregoing, (i) for New U.S. Restaurants there shall be excluded from Net Restaurant Sales all Net Weekly Lunch Sales, (ii) for New U.S. Lunch Restaurants there shall be excluded from Net Restaurant Sales all Net Weekday Lunch Sales, and (iii) for all U.S. Restaurants there shall be excluded from Net Restaurant Sales all Net Delivery Sales.

5.	Amendment to Section 3.1. Section 3.1 of the Royalty Agreement is hereby amended in its entirety to read as follows:

“3.1 Restaurant Royalties.

a.
For each Restaurant owned by CIGI or a franchisee/licensee of CIGI (other than the Joint Ventures, Cl or CWI) located in U.S. and which is not a New U.S. Restaurant or a New U.S. Lunch Restaurant, CIGI shall pay to MBI2, as provided in Section 3.2 hereof, an annual royalty fee during the term of this Agreement as follows:

i.	For such Restaurants, whose annual Net Restaurant Sales are Two Million Seven Hundred Thousand ($2,700,000) or less, a royalty fee of one percent (1%) of Net Restaurant Sales and one half percent (.5%) of Net Delivery Sales;

ii.
For such Restaurants, whose annual Net Restaurant Sales exceed Two Million Seven Hundred Thousand ($2,700,000) but are less than Three Million Dollars ($3,000,000), a royalty fee of one and one quarter percent (1.25%) of Net Restaurant Sales and one half percent (.5%) of Net Delivery Sales;

iii.
For such Restaurants, whose annual Net Restaurant Sales exceed Three Million Dollars ($3,000,000), a royalty fee of one and one half percent (1.50%) of Net Restaurant Sales and one half percent (.5%) of Net Delivery Sales.

b.
For each New U.S. Restaurant owned by CIGI or a Franchisee/licensee of CIGI (other than the Joint Ventures, CI or CWI), CIGI shall pay to MBI2, as provided in Section 3.2 hereof, an annual royalty fee during the term of this Agreement as follows:

i.
For New U.S. Restaurants whose annual Net Restaurant Sales are Two Million Seven Hundred Thousand ($2,700,000) or less, a royalty fee of one percent (1%) of Net Restaurant Sales and one half percent (.5%) of Net Weekly Lunch Sales and Net Delivery Sales;

ii.
For New U.S. Restaurants whose annual Net Restaurant Sales exceed Two Million Seven Hundred Thousand ($2,700,000) but are less than Three Million Dollars ($3,000,000), a royalty fee of one and one quarter percent (1.25%) of Net Restaurant Sales and one half percent (.5%) of Net Weekly Lunch Sales and Net Delivery Sales;

iii.
For New U.S. Restaurants whose annual Net Restaurant Sales exceed Three Million Dollars ($3,000,000), a royalty fee of one and one half percent (1.50%) of Net Restaurant Sales and one half percent (.5%) of Net Weekly Lunch Sales and Net Delivery Sales.

c.
For each New U.S. Lunch Restaurant owned by CIGI or a Franchisee/licensee of CIGI (other than Joint Ventures, CI or CWI), CIGI shall pay to MB12, as provided in Section 3.2 hereof, an annual royalty fee during the term of this Agreement as follows:

i.
For New U.S. Lunch Restaurants whose annual Net Restaurant Sales are Two Million Seven Hundred Thousand ($2,700,000) or less, a royalty fee of one percent (1%) of Net Restaurant Sales and one half percent (.5%) of Net Weekday Lunch Sales and Net Delivery Sales;

ii.
For New U.S. Lunch Restaurants whose annual Net Restaurant Sales exceed Two Million Seven Hundred Thousand ($2,700,000) but are less than Three Million Dollars ($3,000,000), a royalty fee of one and one quarter percent (1.25%) of Net Restaurant Sales and one half percent (.5%) of Net Weekday Lunch Sales and Net Delivery Sales;

iii.	For New U.S. Lunch Restaurants whose annual Net Restaurant Sales exceed Three Million Dollars ($3,000,000), a royalty fee of one and one half percent (1.50%) of Net Restaurant Sales and one half percent (.5%) of Net Weekday Lunch Sales and Net Delivery Sales;

d.	For each Restaurant owned by CIGI or a franchisee/licensee of CIGI and located outside the U.S., CIGI shall pay to MBI2 a one-time royalty fee as follows:

i.	For Restaurants of 5,000 square feet and larger, a royalty fee of One Hundred Thousand Dollars ($100,000);

ii.	For Restaurants of 3,500 square feet and larger, but less than 5,000 square feet, a royalty fee of Seventy-Five Thousand Dollars ($75,000);

iii.	For Restaurants of less than 3,500 square feet, a royalty fee of Fifty Thousand Dollars ($50,000).

iv.
The parties acknowledge that CIGI paid to MBl2, upon execution of the Third Amendment to Royalty Agreement, the sum of one Million Dollars ($1,000,000) as a non-refundable pre-payment of the royalty fees for the first ten (10) Restaurants of 5,000 square feet or more. Thereafter, CIGI shall pay to MBl2 the one-time royalty fees provided for in this subsection (d) not less than thirty (30) days prior to opening to the public of the applicable Restaurant. As an example, if CIGI shall first open a Restaurant located outside the U.S. which is 5,500 square feet, such Restaurant shall count as the first of the ten (10) Restaurants for which a pre-payment of royalty fees has been made. If CIGI shall next open a Restaurant located outside the U.S. which is 4,000 square feet, CIGI shall pay a $75,000 royalty fee to MBl2 not less than thirty (30) days prior to the opening to the public of such Restaurant.

e.
For the avoidance of doubt, no royalty fee based on Net Restaurant Sales shall be payable for any Restaurant located outside the U.S., and the royalty fee provided for in subsection (d) of this Section 3.1 shall be the only royalty fee payable under Section 3.1 for Restaurants located outside the U.S.

6.	Amendment to Section 3.2. The first sentence only of Section 3.2 of the Royalty Agreement is deleted and the following is substituted therefore:

For each Restaurant for which annual royalty fees are payable under subsections (a), (b) or (c) of Section 3.1 of this Agreement, CIGI shall pay to MBI2 a monthly royalty fee at the rate of one percent (1%) of Net Restaurant Sales for each of the first six months of such Restaurant's operation.

In addition, CIGI shall pay to MBI2 each month (i) for all U.S. Restaurants the royalty fee of one half percent (.5%) of Net Delivery Sales, (ii) for New U.S. Restaurants the royalty fee of one half percent (.5%) of Net Weekly Lunch Sales and (iii) for New U.S. Lunch Restaurants the royalty fee of one half percent (.5%) of Net Weekday Lunch Sales. For the avoidance of doubt, in the case of New U.S. Restaurants, Net Weekly Lunch Sales are excluded from Net Restaurant Sales and in the case of New U.S. Lunch Restaurants, Net Weekday Lunch Sales are excluded from Net Restaurant Sales, and for all U.S. Restaurants Net Delivery Sales are excluded from Net Restaurant Sales.

7.
Deletion of Section 8.6. Section 8.6 of the Royalty Agreement is hereby deleted in its entirety. For the avoidance of doubt, CIGI shall be deemed to have fulfilled all obligations to develop the System and shall not be required to open additional Restaurants. The failure to open additional Restaurants shall not give any rights to any Carrabba’s Entity to the System or to own or operate Restaurants utilizing the System.

8.
Ratification. The Royalty Agreement, as previously amended by the First Amendment, Second Amendment and Third Amendment, is hereby ratified and conformed and shall remain in full force and effect as amended hereby.

IN WITNESS, WHEREOF, the parties have executed this Fourth Amendment effective as of May 1, 2017. This Fourth Amendment may be executed in one or more counterparts and may be executed by different parties in separate counterparts, each of which shall he deemed an original and shall collectively constitute one and the same instrument.

This FOURTH AMENDMENT TO ROYALTY AGREEMENT is dated effective as of the day and year first set forth above.

CARRABBA’S ITALIAN GRILL, LLC
By its sole manager-member
OSI Restaurant Partners, LLC

By:	/s/ Joseph J. Kadow
Joseph J. Kadow, Executive Vice President

OSI RESTAURANT PARTNERS, LLC

By:	/s/ Joseph J. Kadow
Joseph J. Kadow, Executive Vice President

MANGIA BEVE II, INC.

By:	/s/ John C. Carrabba, III

Title:	President

ORIGINAL, INC.

By:	/s/ John C. Carrabba, III

Title:	President

VOSS, INC.

By:	/s/ John C. Carrabba, III

Title:	President

/s/ John C. Carrabba, III
JOHN C. CARRABBA, III, individually

/s/ Damian C. Mandola
DAMIAN C. MANDOLA, individually

/s/ John C. Carrabba, Jr.
JOHN C. CARRABBA, JR, individually